Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Post-Effective Amendment No. 5 to the Registration Statement on Form SB-2 of our report dated February 18, 2005, except for Note 14, as to which the date is February 28, 2005 appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to us under the headings “Summary Financial Data” and “Experts” in the Prospectus.

/s/HASKELL & WHITE LLP
HASKELL & WHITE LLP
Irvine, California October 27, 2005